Exhibit 10.3

PORTER BANCORP, INC.
2016 OMNIBUS EQUITY COMPENSATION PLAN

Restricted Stock Award Agreement

Porter Bancorp, Inc. ("Porter") grants as of [          ] (the "Grant Date") to [          ] (the "Employee" or "you") the number of common shares of Porter set forth below under the Porter Bancorp, Inc. 2016 Omnibus Equity Compensation Plan (the "Plan").  A copy of the Plan is attached, and any capitalized terms used but not defined in this Agreement shall have the meaning given them in the Plan.

Grant of Award.  Subject to the terms and conditions of this Agreement and the Plan, Porter hereby grants to you a Restricted Stock Award in the amount of [          ] shares (the "Restricted Shares").   Your Restricted Shares will be issued to you after you sign this Agreement, but are subject to forfeiture if you terminate employment with Porter or PBI Bank.

Restriction Period. The Restricted Shares vest at the rate of 1/3rd each one-year anniversary of the Grant Date stated above, provided you are still employed by PBI Bank, Porter's subsidiary, at the vesting date.  However, your Restricted Shares will become 100% vested if there is a Change in Control of Porter, as defined in the Plan, or in the event of your death or Disability, as defined in the Plan.

Taxation of Award.   Your Restricted Shares will be taxable when they vest, at the value on the vesting date.  See the attachment to this Agreement explaining your option to include the value of the Restricted Shares in income within 30 days of the Grant Date.  You may only choose this option if you make arrangements satisfactory to Porter to pay the required withholding taxes due now if the election is made.   Check below if you wish to make this election:

___    I elect to make an 83(b) tax election to include the value of Shares granted to me in income now.

Transfer Restrictions. Until such time as the Restricted Shares become vested in accordance with schedule set forth above, the Restricted Shares shall not be transferred, pledged or disposed of except by will or the laws of descent and distribution, and are subject to forfeiture in accordance with this Agreement and the Plan.

Acknowledgments.   By signing below, you acknowledge that you have received a copy of the Plan, and you hereby accept the Restricted Shares subject to all the terms and provisions of the Plan.  Nothing contained in the Plan or this Agreement shall give you any rights to continued employment by PBI Bank or interfere in any way with the right of  Porter or the bank to terminate your employment or change your compensation at any time.

You also further agree by signing below that, should you leave employment of the Company, you will not for a period of one-year from the date of your departure, without the prior written consent of the Company, (i) solicit for employment any of the employees of the Bank; or (ii) solicit any customer or borrower of the Bank.

PORTER BANCORP, INC.

By:
Employee

Date:	Date:

Important Information About Section 83(b) Election
to Include Value of Restricted Stock Grant in Income at Grant Date:

As a recipient of a restricted stock grant under the Porter Bancorp, Inc. 2016 Omnibus Equity Compensation Plan, you may make an election (called an "83(b) election") to recognize compensation income when the stock is granted, even though the stock is then subject to a risk of forfeiture (vesting).    Making an 83(b) election causes current taxation of the fair market value of the stock granted, and withholding taxes are immediately due.  If you make an 83(b) election, you must make arrangements satisfactory to Porter to pay those withholding taxes now.

By making an 83(b) election, any later appreciation in the stock will be taxed as capital gain income, and your holding period for capital gain purposes will begin on the date of taxation.  An 83(b) election must be made, if at all, within 30 days after the transfer of the stock to you.

The downside of making an 83(b) election is that the election is generally irrevocable.  Also, if you forfeit the stock, you may not receive any deduction for the amount previously included in income.

To the extent an 83(b) election is not made, Porter will be treated as the owner of the stock that continues to be subject to restriction for tax purposes, so any dividends will be treated as compensation paid to you by Porter, and will therefore be subject to withholding and FICA and Medicare taxes.

ELECTION TO INCLUDE VALUE
OF RESTRICTED STOCK AWARD IN GROSS INCOME
 PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

__________________________ [insert date]

The undersigned hereby elects, under IRC Section 83(b) to include in gross income, as compensation for services, the excess of the fair market value at the time of transfer of the property described below over the amount paid for such property.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.            The name, address and social security number of the undersigned:

Name: __________________________

Address: ________________________________________________

________________________________________________________

_________________________________________________________

SSN: __________________________________

2.            The property with respect to which the election is being made is non-voting common stock of Porter Bancorp, Inc.

3.            The property was transferred on _____________________________ [insert date].  The taxable year for which election is made is calendar year 20____.

4.            The nature of the restrictions or risks of forfeiture to which the property is subject is that if the undersigned ceases to be employed by Porter Bancorp or its subsidiary, the unvested portion of the undersigned's restricted stock will be forfeited.   The undersigned vests in the property at the rate of 1/3 on each anniversary of the grant date or upon a change in control as defined in the Restricted Stock Grant Plan.

5.            The fair market value of property at the time of transfer (determined without regard to any lapse restriction) was $_____________.

6.            The taxpayer received the property solely for the performance of services.

7.            Copies of this statement have been have been furnished, as required by Reg 1.83-2(d), to Porter Bancorp, Inc. and its subsidiary for which the services were performed.

                                                                 ___________________________________

Instructions for Filing:   File this statement within 30 days from the Grant Date with IRS at the address you will use to file your 1040 for the tax year involved as stated in item 3 above, AND file it with your tax return for that year